QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

Mercer Insurance Group, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2939601
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)
10 North Highway 31 P.O. Box 278 Pennington, New Jersey (Address of principal executive offices)	08534 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☐.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☒.

Securities Act registration statement number to which this form relates: 333-104897

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, No Par Value
(Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

        The description of the Registrant's Common Stock, no par value, is incorporated herein by reference to the section entitled "DESCRIPTION OF THE CAPITAL STOCK" set forth in the Registrant's Registration Statement No. 333-104897 on Form S-1 filed with the Commission. The description of the provisions in the Registrant's Articles of Incorporation and Bylaws that may have an effect of delaying, deferring or preventing a change in control of the Registrant, is incorporated herein by reference to the section entitled "Restrictions on Acquisition of the Holding Company—Anti-Takeover Provisions of our Articles of Incorporation and Bylaws" set forth in the Registrant's Registration Statement No. 333-104897 on Form S-1 filed with the Commission.

Item 2.    Exhibits.

  1.
  Specimen Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement No. 333-104897 on Form S-1 filed with the Commission).

  2.
  Articles of Incorporation of Mercer Insurance Group, Inc. (Incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement No. 333-104897 on Form S-1 filed with the Commission).

  3.
  Bylaws of Mercer Insurance Group, Inc. (Incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement No. 333-104897 on Form S-1 filed with the Commission).

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly authorized this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERCER INSURANCE GROUP, INC. (Registrant)
Date: November 28, 2003	By	/s/ Andrew R. Speaker Andrew R. Speaker, President and Chief Executive Officer

EXHIBIT INDEX

NUMBER	DESCRIPTION
1.	Specimen Common Stock Certificate (Incorporated herein by reference to Exhibit 4.1 of the Registrant's Registration Statement No. 333-104897 on Form S-1 filed with the Commission).
2.
Articles of Incorporation of Mercer Insurance Group, Inc. (Incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement No. 33-104897 on Form S-1 filed with the Commission).
3.	Bylaws of Mercer Insurance Group, Inc. (Incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement No. 333-104897 on Form S-1 filed with the Commission).

QuickLinks

SIGNATURE
EXHIBIT INDEX